SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 20, 2000


                              PROGINET CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


              Delaware                     0-30151               11-3264929
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    (State or Other Jurisdiction         (Commission          (IRS Employer
          of Incorporation)               File No.)          Identification No.)


200 Garden City Plaza, Garden City, New York                           11530
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(Address of Principal Executive Offices)                            (Zip Code)


        Registrant's telephone number, including area code (516) 248-2000


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4. CHANGES IN CERTIFYING ACCOUNTANT

         On July 20, 2000, Proginet Corporation (the "Company") terminated the client-auditor relationship between the Company and KPMG LLP ("KPMG"), and the Company engaged Grant Thornton LLP ("Grant") as its independent auditors for the fiscal year ending July 31, 2000. The decision to engage Grant was approved by the Board of Directors of the Company, upon the recommendation of the Audit
Committee of the Board of Directors. KPMG's reports on the consolidated financial statements of the Company for fiscal years 1999 and 1998 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 1999 and 1998 and the subsequent interim period preceding the termination of KPMG, there were no disagreements with KPMG regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report. The Company requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated August 23, 2000 has been filed as an exhibit to this current report on Form 8-K/A.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2000

                                    PROGINET CORPORATION


                                    By: /s/ Kevin M. Kelly
                                       --------------------------
                                    Name:  Kevin M. Kelly
                                    Title: President and Chief Executive Officer

                                  EXHIBIT INDEX
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     Exhibit
       No.                            Description
       ---                            -----------

         1 Letter dated August 23, 2000, from KPMG LLP to the Securities and Exchange Commission.